Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications & Marketing
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports Strong Second Quarter 2019
Driven by a 72% Increase in Core Earnings

FAIRMONT, W.Va., July 29, 2019 – MVB Financial Corp. (the “Company”) (NASDAQ: MVBF) today reported net income of $14.9 million, or $1.27 basic and $1.15 diluted earnings per share, excluding discontinued operations, for the three months ended June 30, 2019, an increase of 367.8%, compared to $3.2 million, or $0.26 basic and diluted for the three months ended March 31, 2019, and an increase of 427.4%, compared to $2.8 million, or $0.25 basic and diluted for the same time period in 2018.

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Second Quarter	First Quarter	Second Quarter
Net income from continuing operations	$14,931	$3,192	$2,831	$18,123	$5,425
Net income from discontinued operations	$446	$—	$—	$446	$—
Net income	$15,377	$3,192	$2,831	$18,569	$5,425

Earnings per share from continuing operations - basic	$1.27	$0.26	$0.25	$1.54	$0.49
Earnings per share from discontinued operations - basic	$0.04	$—	$—	$0.04	$—
Earnings per share - basic	$1.31	$0.26	$0.25	$1.58	$0.49

Earnings per share from continuing operations - diluted	$1.15	$0.26	$0.25	$1.41	$0.47
Earnings per share from discontinued operations - diluted	$0.03	$—	$—	$0.03	$—
Earnings per share - diluted	$1.18	$0.26	$0.25	$1.44	$0.47

As previously announced on April 29, 2019, the Company recognized a $13.5 million pre-tax gain after a valuation on its fintech investment portfolio that was recognized in the second quarter of 2019. The after-tax gain was $10.1 million. Excluding discontinued operations and this fintech investment gain, second quarter 2019 core earnings increased 72.2% compared to the quarter ended June 30, 2018.

Noninterest-bearing deposits increased $34.5 million, or 14.6%, from March 31, 2019, and increased $106.6 million, or 65.0%, from June 30, 2018, to a balance of $270.6 million as of June 30, 2019. The growth in

Exhibit 99.1
noninterest-bearing deposits was primarily driven by MVB’s strategy to focus on Fintech and specialty deposits. As of June 30, 2019, noninterest-bearing deposits were 19.6% of total deposits, compared to 16.5% as of March 31, 2019, and 13.7% as of June 30, 2018.

Interest income increased $847 thousand, or 4.3%, from the quarter ended March 31, 2019, and increased $3.5 million, or 20.8%, from the quarter ended June 30, 2018. The increase from the quarter ended June 30, 2018, was primarily due to a $3.4 million increase in interest and fees on loans driven by an increase in the average balances of loans of $182.9 million, coupled with a 45-basis point increase in the yield on commercial loans.

Mortgage closed loan production volume increased $185.4 million, or 66.5%, from the quarter ended March 31, 2019, and increased $17.7 million, or 4.0%, from the quarter ended June 30, 2018. As a result of this volume increase, the volume of mortgage loans sold increased $146.0 million, or 58.1%, from the quarter ended March 31, 2019, and increased $43.1 million, or 12.2%, from the quarter ended June 30, 2018. As a result of the increases in production and sold loan volume, mortgage fee income increased $3.2 million, or 47.9%, from the quarter ended March 31, 2019, and increased $801 thousand, or 8.8%, from the quarter ended June 30, 2018. Even with these increases in volume, mortgage processing expense decreased $93 thousand, or 11.5%, from the quarter ended March 31, 2019, and decreased $276 thousand, or 27.8%, from the quarter ended June 30, 2018.

MANAGEMENT OVERVIEW
“The Second Quarter and first half of the year results very much validate our adaptive MVB 3.0 strategy. All four verticals of MVB Bank – Commercial, Fintech, Mortgage and Retail – had an outstanding quarter and are firing on all cylinders. The gain realized in the Second Quarter from our forward-thinking Fintech investment portfolio was a critical boost to earnings. Our Fintech investment portfolio is yielding more than a 200% Internal Rate of Return (IRR) since inception. MVB is positioned to finish the year in a record-setting fashion across the entire company. Our strong earnings are helping us to extinguish our subordinated debt without shareholder dilution. This year's results are from building a strong foundation to be able to provide positive impact now and in the future for our shareholders, clients, communities and teammates as our trusted partners,” said Larry F. Mazza, CEO and President, MVB Financial.

SECOND QUARTER 2019 HIGHLIGHTS

Exhibit 99.1
•Loans of $1.3 billion as of June 30, 2019, decreased $14.5 million, or 1.1%, from March 31, 2019, and increased $111.1 million, or 9.2%, from June 30, 2018. During the quarter ended June 30, 2019, residential mortgage loans totaling $51.6 million were sold.
•Assets of $1.8 billion as of June 30, 2019, increased $43.1 million, or 2.4%, from March 31, 2019, and increased $147.6 million, or 8.8%, from June 30, 2018.
•Deposits of $1.4 billion as of June 30, 2019, decreased $52.9 million, or 3.7%, from March 31, 2019, and increased $181.9 million, or 15.2% from June 30, 2018. Noninterest-bearing deposits of $270.6 million as of June 30, 2019, increased $34.5 million, or 14.6%, from March 31, 2019, and increased $106.6 million, or 65.0%, from June 30, 2018.
•Net interest income of $14.5 million for the quarter ended June 30, 2019, increased $557 thousand, or 4.0%, from the quarter ended March 31, 2019, and increased $1.9 million, or 14.8% from the quarter ended June 30, 2018. Net interest margin of 3.46% for the quarter ended June 30, 2019, increased 1 basis point versus the quarter ended March 31, 2019, and increased 8 basis points versus the quarter ended June 30, 2018.
•Noninterest income of $26.4 million for the quarter ended June 30, 2019, increased $17.6 million, or 201.0%, from the quarter ended March 31, 2019, and increased $15.6 million, or 144.4%, from the quarter ended June 30, 2018. During the quarter ended June 30, 2019, the Company recognized a $10.1 million after-tax gain following a valuation on its fintech investment portfolio.
•Noninterest expense of $20.4 million for the quarter ended June 30, 2019, increased $1.9 million, or 10.5%, from the quarter ended March 31, 2019, and increased $1.1 million, or 5.9%, from the quarter ended June 30, 2018.
•During the second quarter of 2019, the Company opened an office in Salt Lake City, Utah to house a new fintech sales team.

LOANS
Loans totaled $1.3 billion as of June 30, 2019, a decrease of $14.5 million, or 1.1%, from March 31, 2019, and an increase of $111.1 million, or 9.2%, from June 30, 2018. The linked quarter decrease in loans is attributable to residential mortgage loan sales totaling $51.6 million. Commercial loans have increased $22.8 million, or 2.4%, from the quarter ended March 31, 2019, and increased $100.8 million, or 11.4%, from June 30, 2018. The year-over-year growth in loans is attributable to organic growth and the addition of commercial lenders within the Company’s primary lending areas. The yield on loans was 5.22% as of the quarter ended June 30, 2019, an increase of 2 basis points from the quarter ended March 31, 2019, and an increase of 34 basis points from the quarter ended June 30, 2018.

DEPOSITS
Deposits totaled $1.4 billion as of June 30, 2019, and decreased $52.9 million, or 3.7%, from March 31,

Exhibit 99.1
2019, while increasing $181.9 million, or 15.2%, from June 30, 2018. As a result of the Company's efforts to improve net interest margin, high-cost deposits have been allowed to mature. The primary driver of the decrease in deposits from March 31, 2019, was a decrease of $95.9 million in brokered certificates of deposit. Noninterest-bearing deposits totaled $270.6 million as of June 30, 2019, or 19.6%, of the total deposit base, an increase of $34.5 million, or 14.6%, from March 31, 2019, and an increase of $106.6 million, or 65.0%, from June 30, 2018. Noninterest-bearing deposits remain a core funding source for the Company. Of the $270.6 million in noninterest-bearing deposits, balances of $89.7 million are related to Fintech opportunities and balances of $37.0 million are related to Title business opportunities. Total Fintech deposits are $106.3 million and total Title business deposits are $51.9 million as of June 30, 2019.

NET INTEREST INCOME
Net interest income for the quarter ended June 30, 2019, was $14.5 million, an increase of $557 thousand, or 4.0%, from the quarter ended March 31, 2019, and an increase of $1.9 million, or 14.8%, from the quarter ended June 30, 2018. Net interest margin for the quarter ended June 30, 2019 was 3.46%, an increase of 1 basis point versus the quarter ended March 31, 2019, and an increase of 8 basis points versus the quarter ended June 30, 2018.

Interest income increased 4.3% during the quarter ended June 30, 2019, compared to the quarter ended March 31, 2019, a result of an increase of 3 basis points in the yield on earning assets, and increased 20.8% compared to the quarter ended June 30, 2018, due to an increase of 36 basis points in the yield on earning assets. The increase in the yield on earning assets compared to the quarter ended March 31, 2019, was the result of a 6-basis point increase in commercial loans. The increase in the yield on earning assets compared to the quarter ended June 30, 2018, was the result of a 45-basis point increase in commercial loans.

Interest expense increased 5.1% during the quarter ended June 30, 2019, compared to the quarter ended March 31, 2019, due to an increase of 7 basis points in the cost of interest-bearing liabilities, and increased 38.5% compared to the quarter ended June 30, 2018, due to an increase of 45 basis points in the cost of interest-bearing liabilities. The increase in the cost of interest-bearing liabilities compared to the quarter ended March 31, 2019, was the result of a 15-basis point increase in money market checking, a 11-basis point increase in CDs, a 9-basis point increase in NOW accounts, and an 8-basis point increase in IRAs. The increase in the cost of interest-bearing liabilities compared to the quarter ended June 30, 2018, was the result of a 73-basis point increase in FHLB and other borrowings, a 72-basis point increase in money market checking, a 62-basis point increase in CDs, a 34-basis point increase in IRAs, and an 18-basis point increase in NOW accounts.

Exhibit 99.1
An increase in the Company's average noninterest-bearing balances of $36.1 million from the quarter ended March 31, 2019, helped to grow a a 35-basis point favorable spread on net interest margin for the quarter ended June 30, 2019, compared to a 30-basis point favorable spread for the quarter ended March 31, 2019.

An increase in the Company’s average noninterest-bearing balances of $104.5 million from the quarter ended June 30, 2018, helped to grow a 35-basis point favorable spread on net interest margin in 2019 compared to an 18-basis point favorable spread in 2018.

ASSET QUALITY
Provision for loan losses totaled $600 thousand for the quarter ended June 30, 2019, an increase of $300 thousand, or 100.0%, increase from the quarter ended March 31, 2019, and a decrease of $5 thousand, or 0.8%, from the quarter ended June 30, 2018.

The $300 thousand increase from the quarter ended March 31, 2019 was primarily the result of an increase in net charge-offs of $677 thousand and an increase in certain average historical loss rates.

The $5 thousand decrease from the quarter ended June 30, 2018 was the result of the net impact of decreased loan volume in the second quarter of 2019 versus the same time period in 2018, a decrease in the specific loan loss allocations in the second quarter of 2019 versus the second quarter of 2018, and a decrease in the commercial historical loss rates in the second quarter of 2019 versus the same time period in 2018.

Nonperforming loans decreased $307 thousand, to 0.51%, of total loans as of June 30, 2019, compared to 0.53% of total loans as of March 31, 2019, and compared to 0.78% of total loans as of June 30, 2018. In addition, net charge-offs for the quarter ended June 30, 2019, increased $677 thousand compared to the quarter ended March 31, 2019, and increased $653 thousand compared to the quarter ended June 30, 2018.

NONINTEREST INCOME
Noninterest income totaled $26.4 million for the quarter ended June 30, 2019, an increase of $17.6 million, or 201.0%, from the quarter ended March 31, 2019, and an increase of $15.6 million, or 144.4%, from the quarter ended June 30, 2018.

Exhibit 99.1
The $17.6 million increase in noninterest income from the quarter ended March 31, 2019, was due to an increase of $13.4 million in the holding gain on equity securities, an increase of $3.2 million in mortgage fee income, an increase of $681 thousand in the gain on derivatives, and an increase of $358 thousand in commercial swap fee income. The increase in mortgage fee income of $3.2 million was the result of an increase of $146.0 million, or 58.1%, in the volume of mortgage loans sold which was driven by an increase of $185.4 million, or 66.5%, in mortgage closed production volume. The increase in the gain on derivatives of $681 thousand was the result of an increase of $40 thousand in the valuation of the open trades used to hedge the locked pipeline, as well as a 37.5% increase in the locked mortgage pipeline during the quarter ended June 30, 2019.

The $15.6 million increase in noninterest income from the quarter ended June 30, 2018, was primarily due to an increase of $13.6 million in the holding gain on equity securities, an increase of $801 thousand in mortgage fee income, an increase of $478 thousand in the gain on derivative, an increase of $438 thousand in commercial swap fee income, and an increase of $123 thousand in the gain on sale of portfolio loans. The increase in mortgage fee income was largely the result of an increase of $43.1 million, or 12.2%, in the volume of mortgage loans sold which was driven by an increase of $17.7 million, or 4.0%, in mortgage closed production volume. The increase in gain on derivatives of $478 thousand was largely the result of an increase of 37.5% in the locked mortgage pipeline during the three months ended June 30, 2019, compared to a decrease of 0.5% in the locked mortgage pipeline during the three months ended June 30, 2018.

NONINTEREST EXPENSE
Noninterest expense totaled $20.4 million for the quarter ended June 30, 2019, an increase of $1.9 million, or 10.5%, from the quarter ended March 31, 2019, and an increase of $1.1 million, or 5.9%, from the quarter ended June 30, 2018.

The $1.9 million increase in noninterest expense from the quarter ended March 31, 2019, was primarily due to an increase of $1.5 million in salaries and employee benefits and an increase of $214 thousand in travel, entertainment, dues, and subscriptions. The increase in salaries and employee benefits was primarily driven by increased mortgage closed production volume.

The $1.1 million increase in noninterest expense from the quarter ended June 30, 2018, was primarily due to an increase of $786 thousand in salaries and employee benefits, an increase of $273 thousand in travel, entertainment, dues, and subscriptions, and an increase of $169 thousand in occupancy and equipment

Exhibit 99.1
expense. These increases were partially offset by a decrease of $276 thousand in mortgage processing expense.

DISCONTINUED OPERATIONS
On June 30, 2016, the Company entered into an Asset Purchase Agreement with USI Insurance Services, in which USI purchased substantially all of the assets and assumed certain liabilities of MVB Insurance. Based on a measurement period that ended June 30, 2019, the Company has earned and is reasonably assured to receive an earn-out payment related to the Asset Purchase Agreement with USI Services. The Company expects to receive the earn-out payment during the third quarter 2019 and as of June 30, 2019, have estimated and recorded the earn-out payment as contingent consideration from discontinued operations. The estimate of the earn-out payment is $446 thousand, net of income taxes.

SUBSEQUENT EVENT
On June 30, 2014, the Company issued its Convertible Subordinated Promissory Notes Due 2024 (the “Notes”) to various investors, of which as of June 30, 2019, $12.4 million remained outstanding. The proceeds from the Notes constitute Tier 2 capital for bank regulatory capital purposes. The Notes are redeemable by the Company at least five years after the original issuance date upon prior approval from the Federal Reserve Board.

On July 10, 2019, the Company received a notice of non-objection from the Federal Reserve for the Company to redeem all of the outstanding Notes. The Company intends to provide notice to the holders of the outstanding Notes and redeem the outstanding Notes.

DIVIDEND
As previously announced on May 20, 2019, the Company declared a quarterly cash dividend of $0.04 per share to shareholders of record at the close of business on June 1, 2019, payable June 15, 2019. This was the second quarterly dividend for 2019 and includes a one-half cent, or 14.3% increase per share, compared to the previous quarter dividend of $0.035 per share.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

Exhibit 99.1
MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Community Development Corporation, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Exhibit 99.1
Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Exhibit 99.1
MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Second Quarter	First Quarter	Second Quarter
Interest income	$20,470	$19,623	$16,944	$40,093	$31,998
Interest expense	5,941	5,651	4,289	11,592	7,878
Net interest income	14,529	13,972	12,655	28,501	24,120
Provision for loan losses	600	300	605	900	1,079
Net interest income after provision for loan losses	13,929	13,672	12,050	27,601	23,041

Noninterest income:
Mortgage fee income	9,864	6,670	9,063	16,534	15,626
Other income	16,523	2,095	1,732	18,618	4,208
Total noninterest income	26,387	8,765	10,795	35,152	19,834

Noninterest expense:
Salaries and employee benefits	13,280	11,734	12,494	25,014	22,967
Other expense	7,110	6,714	6,755	13,824	13,021
Total noninterest expenses	20,390	18,448	19,249	38,838	35,988

Income from continuing operations, before income taxes	19,926	3,989	3,596	23,915	6,887
Income tax expense - continuing operations	4,995	797	765	5,792	1,462
Net income from continuing operations	14,931	3,192	2,831	18,123	5,425

Income from discontinued operations, before income taxes	600	—	—	600	—
Income tax expense - discontinued operations	154	—	—	154	—
Net income from discontinued operations	446	—	—	446	—

Net income	$15,377	$3,192	$2,831	$18,569	$5,425
Preferred dividends	122	121	122	243	243
Net income available to common shareholders	$15,255	$3,071	$2,709	$18,326	$5,182

Earnings per share from continuing operations - basic	$1.27	$0.26	$0.25	$1.54	$0.49
Earnings per share from discontinued operations - basic	0.04	—	—	0.04	—
Earnings per share - basic	$1.31	$0.26	$0.25	$1.58	$0.49

Earnings per share from continuing operations - diluted	$1.15	$0.26	$0.25	$1.41	$0.47
Earnings per share from discontinued operations - diluted	0.03	—	—	0.03	—
Earnings per share - diluted	$1.18	$0.26	$0.25	$1.44	$0.47

Exhibit 99.1
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Cash and cash equivalents	$21,209	$17,958	$22,221	$23,950
Certificates of deposit with other banks	14,530	14,778	14,778	14,778
Securities available-for-sale, at fair value	215,587	224,741	221,614	222,085
Equity securities	18,364	9,841	9,599	6,969
Loans held for sale	119,906	65,955	75,807	98,799
Loans	1,326,682	1,341,218	1,304,366	1,215,072
Less: Allowance for loan losses	(11,168)	(11,242)	(10,939)	(10,651)
Net Loans	1,315,514	1,329,976	1,293,427	1,204,421
Premises and equipment	25,691	25,922	26,545	26,418
Goodwill	18,480	18,480	18,480	18,480
Other assets	83,737	82,257	68,498	69,519
Total assets	$1,833,018	$1,789,908	$1,750,969	$1,685,419

Noninterest-bearing deposits	$270,592	$236,086	$213,597	$163,986
Interest-bearing deposits	1,107,145	1,194,573	1,095,557	1,031,882
Borrowed funds	186,900	114,884	214,887	266,830
Other liabilities	67,705	63,493	50,155	56,926
Stockholders' equity	200,676	180,872	176,773	165,795
Total liabilities and stockholders' equity	$1,833,018	$1,789,908	$1,750,969	$1,685,419

Exhibit 99.1
Reportable Segments
(Unaudited)

Three Months Ended June 30, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$18,820	$2,032	$1	$(383)	$20,470
Interest expense	4,743	1,499	287	(588)	5,941
Net interest income	14,077	533	(286)	205	14,529
Provision for loan losses	625	(25)	—	—	600
Net interest income after provision for loan losses	13,452	558	(286)	205	13,929

Noninterest Income:
Mortgage fee income	277	9,792	—	(205)	9,864
Other income	15,464	1,135	1,495	(1,571)	16,523
Total noninterest income	15,741	10,927	1,495	(1,776)	26,387

Noninterest Expenses:
Salaries and employee benefits	4,220	7,038	2,022	—	13,280
Other expense	5,493	1,842	1,346	(1,571)	7,110
Total noninterest expenses	9,713	8,880	3,368	(1,571)	20,390

Income (loss) from continuing operations, before income taxes	19,480	2,605	(2,159)	—	19,926
Income tax expense (benefit) - continuing operations	4,785	703	(493)	—	4,995
Net income (loss) from continuing operations	$14,695	$1,902	$(1,666)	$—	$14,931
Income from discontinued operations, before income taxes	$—	$—	$600	$—	$600
Income tax expense - discontinued operations	$—	$—	$154	$—	$154
Net income from discontinued operations	$—	$—	$446	$—	$446
Net income (loss)	$14,695	$1,902	$(1,220)	$—	$15,377
Preferred stock dividends	—	—	122	—	122
Net income (loss) available to common shareholders	$14,695	$1,902	$(1,342)	$—	$15,255

Exhibit 99.1

Three Months Ended March 31, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$18,327	$1,538	$1	$(243)	$19,623
Interest expense	4,754	993	285	(381)	5,651
Net interest income	13,573	545	(284)	138	13,972
Provision for loan losses	247	53	—	—	300
Net interest income after provision for loan losses	13,326	492	(284)	138	13,672

Noninterest Income:
Mortgage fee income	109	6,697	—	(136)	6,670
Other income	1,566	476	1,779	(1,726)	2,095
Total noninterest income	1,675	7,173	1,779	(1,862)	8,765

Noninterest Expenses:
Salaries and employee benefits	4,395	5,159	2,180	—	11,734
Other expense	5,352	2,025	1,061	(1,724)	6,714
Total noninterest expenses	9,747	7,184	3,241	(1,724)	18,448

Income (loss) from continuing operations, before income taxes	5,254	481	(1,746)	—	3,989
Income tax expense (benefit) - continuing operations	1,054	146	(403)	—	797
Net income (loss) from continuing operations	$4,200	$335	$(1,343)	$—	$3,192
Net income (loss)	$4,200	$335	$(1,343)	$—	$3,192
Preferred stock dividends	—	—	121	—	121
Net income (loss) available to common shareholders	$4,200	$335	$(1,464)	$—	$3,071

Exhibit 99.1

Three Months Ended June 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$15,426	$1,772	$1	$(255)	$16,944
Interest expense	3,164	1,081	542	(498)	4,289
Net interest income	12,262	691	(541)	243	12,655
Provision for loan losses	625	(20)	—	—	605
Net interest income after provision for loan losses	11,637	711	(541)	243	12,050

Noninterest Income:
Mortgage fee income	154	9,152	—	(243)	9,063
Other income	1,068	706	1,489	(1,531)	1,732
Total noninterest income	1,222	9,858	1,489	(1,774)	10,795

Noninterest Expenses:
Salaries and employee benefits	3,884	6,826	1,784	—	12,494
Other expense	4,968	2,296	1,022	(1,531)	6,755
Total noninterest expenses	8,852	9,122	2,806	(1,531)	19,249

Income (loss) from continuing operations, before income taxes	4,007	1,447	(1,858)	—	3,596
Income tax expense (benefit) - continuing operations	832	373	(440)	—	765
Net income (loss) from continuing operations	$3,175	$1,074	$(1,418)	$—	$2,831
Net income (loss)	$3,175	$1,074	$(1,418)	$—	$2,831
Preferred stock dividends	—	—	122	—	122
Net income (loss) available to common shareholders	$3,175	$1,074	$(1,540)	$—	$2,709

Exhibit 99.1

Six Months Ended June 30, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$37,147	$3,570	$3	$(627)	$40,093
Interest expense	9,497	2,492	572	(969)	11,592
Net interest income	27,650	1,078	(569)	342	28,501
Provision for loan losses	872	28	—	—	900
Net interest income after provision for loan losses	26,778	1,050	(569)	342	27,601

Noninterest Income:
Mortgage fee income	386	16,489	—	(341)	16,534
Other income	17,030	1,611	3,274	(3,297)	18,618
Total noninterest income	17,416	18,100	3,274	(3,638)	35,152

Noninterest Expenses:
Salaries and employee benefits	8,615	12,197	4,202	—	25,014
Other expense	10,845	3,867	2,408	(3,296)	13,824
Total noninterest expenses	19,460	16,064	6,610	(3,296)	38,838

Income (loss) from continuing operations, before income taxes	24,734	3,086	(3,905)	—	23,915
Income tax expense (benefit) - continuing operations	5,839	849	(896)	—	5,792
Net income (loss) from continuing operations	18,895	2,237	(3,009)	—	18,123
Income from discontinued operations, before income taxes	—	—	600	—	600
Income tax expense - discontinued operations	—	—	154	—	154
Net income from discontinued operations	—	—	446	—	446
Net income (loss)	$18,895	$2,237	$(2,563)	$—	$18,569
Preferred stock dividends	—	—	243	—	243
Net income (loss) available to common shareholders	$18,895	$2,237	$(2,806)	$—	$18,326

Exhibit 99.1

Six Months Ended June 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$29,265	$3,107	$2	$(376)	$31,998
Interest expense	5,838	1,808	1,100	(868)	7,878
Net interest income	23,427	1,299	(1,098)	492	24,120
Provision for loan losses	1,042	37	—	—	1,079
Net interest income after provision for loan losses	22,385	1,262	(1,098)	492	23,041

Noninterest Income:
Mortgage fee income	292	15,825	—	(491)	15,626
Other income	2,848	1,223	3,043	(2,906)	4,208
Total noninterest income	3,140	17,048	3,043	(3,397)	19,834

Noninterest Expenses:
Salaries and employee benefits	7,453	12,242	3,272	—	22,967
Other expense	9,527	4,418	1,981	(2,905)	13,021
Total noninterest expenses	16,980	16,660	5,253	(2,905)	35,988

Income (loss) from continuing operations, before income taxes	8,545	1,650	(3,308)	—	6,887
Income tax expense (benefit) - continuing operations	1,810	426	(774)	—	1,462
Net income (loss) from continuing operations	6,735	1,224	(2,534)	—	5,425
Net income (loss)	$6,735	$1,224	$(2,534)	$—	$5,425
Preferred stock dividends	—	—	243	—	243
Net income (loss) available to common shareholders	$6,735	$1,224	$(2,777)	$—	$5,182

Exhibit 99.1
Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended June 30, 2019			Three Months Ended March 31, 2019			Three Months Ended June 30, 2018
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$9,582	$52	2.18%	$7,546	$49	2.63%	$3,473	$17	1.96%
CDs with other banks	14,579	73	2.01	14,778	73	2.00	14,778	74	2.02
Investment securities:
Taxable	123,803	768	2.49	139,692	879	2.55	151,224	891	2.36
Tax-exempt	99,664	894	3.60	92,417	837	3.67	81,164	717	3.54
Loans and loans held for sale: [1]
Commercial	965,652	13,065	5.43	951,836	12,594	5.37	831,118	10,318	4.98
Tax exempt	13,047	114	3.50	14,251	123	3.50	14,260	123	3.46
Real estate	446,825	5,363	4.81	411,639	4,941	4.87	394,814	4,656	4.73
Consumer	9,396	141	6.02	9,654	127	5.34	11,850	148	5.00
Total loans	1,434,920	18,683	5.22	1,387,380	17,785	5.20	1,252,042	15,245	4.88
Total earning assets	1,682,548	20,470	4.88	1,641,813	19,623	4.85	1,502,681	16,944	4.52
Less: Allowance for loan losses	(11,216)			(11,071)			(10,132)
Cash and due from banks	15,982			16,088			16,792
Other assets	138,299			112,301			107,421
Total assets	$1,825,613			$1,759,131			$1,616,762

Liabilities
Deposits:
NOW	$363,837	$839	0.92	$357,005	$729	0.83	$459,784	$846	0.74
Money market checking	327,904	1,287	1.57	297,607	1,044	1.42	229,763	484	0.85
Savings	39,661	1	0.01	40,235	1	0.01	46,478	7	0.06
IRAs	17,718	83	1.88	17,826	79	1.80	17,997	69	1.54
CDs	415,201	2,338	2.26	428,610	2,270	2.15	275,004	1,124	1.64
Repurchase agreements and federal funds sold	11,644	11	0.38	14,206	14	0.40	20,118	20	0.39
FHLB and other borrowings	153,926	1,095	2.85	175,222	1,229	2.84	226,487	1,197	2.12
Subordinated debt	17,491	287	6.58	17,524	285	6.60	32,015	542	6.79
Total interest-bearing liabilities	1,347,382	5,941	1.77	1,348,235	5,651	1.70	1,307,646	4,289	1.32
Noninterest bearing demand deposits	250,658			214,541			146,135
Other liabilities	36,729			18,450			9,890
Total liabilities	1,634,769			1,581,226			1,463,671

Stockholders’ equity
Preferred stock	7,834			7,834			7,834
Common stock	11,695			11,659			10,686
Paid-in capital	117,648			116,925			101,577
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	59,512			49,161			41,277
Accumulated other comprehensive income	(4,761)			(6,590)			(7,199)
Total stockholders’ equity	190,844			177,905			153,091
Total liabilities and stockholders’ equity	$1,825,613			$1,759,131			$1,616,762

Net interest spread			3.11			3.15			3.20
Net interest income-margin		$14,529	3.46%		$13,972	3.45%		$12,655	3.38%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1
Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$8,570	$102	2.40%	$3,677	$35	1.94%
CDs with other banks	14,678	145	1.99	14,778	146	1.99
Investment securities:
Taxable	130,164	1,647	2.55	152,818	1,786	2.36
Tax-exempt	96,060	1,731	3.63	78,375	1,372	3.53
Loans and loans held for sale: [1]
Commercial	958,782	25,659	5.40	803,593	19,261	4.83
Tax exempt	13,646	237	3.50	14,362	246	3.46
Real estate	429,278	10,304	4.84	378,095	8,846	4.72
Consumer	9,524	268	5.67	12,182	306	5.07
Total loans	1,411,230	36,468	5.21	1,208,232	28,659	4.78
Total earning assets	1,660,702	40,093	4.87	1,457,880	31,998	4.43
Less: Allowance for loan losses	(11,144)			(10,059)
Cash and due from banks	16,034			16,381
Other assets	126,913			104,401
Total assets	$1,792,505			$1,568,603

Liabilities
Deposits:
NOW	$360,440	$1,568	0.88	$451,828	$1,608	0.72
Money market checking	312,839	2,330	1.50	235,586	927	0.79
Savings	39,946	2	0.01	46,511	27	0.12
IRAs	17,771	163	1.85	17,845	131	1.48
CDs	421,869	4,608	2.20	272,160	2,135	1.58
Repurchase agreements and federal funds sold	12,918	25	0.39	20,360	39	0.38
FHLB and other borrowings	164,515	2,324	2.85	193,529	1,911	1.99
Subordinated debt	17,507	572	6.59	32,766	1,100	6.77
Total interest-bearing liabilities	1,347,805	11,592	1.73	1,270,585	7,878	1.25
Noninterest bearing demand deposits	232,699			137,383
Other liabilities	27,590			9,284
Total liabilities	1,608,094			1,417,252

Stockholders’ equity
Preferred stock	7,834			7,834
Common stock	11,677			10,606
Paid-in capital	117,292			100,350
Treasury stock	(1,084)			(1,084)
Retained earnings	54,362			39,650
Accumulated other comprehensive income	(5,670)			(6,005)
Total stockholders’ equity	184,411			151,351
Total liabilities and stockholders’ equity	$1,792,505			$1,568,603

Net interest spread			3.13			3.18
Net interest income-margin		$28,501	3.46%		$24,120	3.34%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1
Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Second Quarter	First Quarter	Second Quarter
Earnings and Per Share Data:
Net income from continuing operations	$14,931	$3,192	$2,831	$18,123	$5,425
Net income from discontinued operations	$446	$—	$—	$446	$—
Net income	$15,377	$3,192	$2,831	$18,569	$5,425
Net income available to common shareholders	15,255	3,071	2,709	18,326	5,182
Earnings per share from continuing operations - basic	1.27	0.26	0.25	1.54	0.49
Earnings per share from discontinued operations - basic	0.04	—	—	0.04	—
Earnings per share - basic	1.31	0.26	0.25	1.58	0.49
Earnings per share from continuing operations - diluted	1.15	0.26	0.25	1.41	0.47
Earnings per share from discontinued operations - diluted	0.03	—	—	0.03	—
Earnings per share - diluted	1.18	0.26	0.25	1.44	0.47
Cash dividends paid per common share	0.040	0.035	0.025	0.075	0.050
Book value per common share	16.46	14.90	13.93	16.46	13.93
Tangible book value per common share	14.84	13.26	12.25	14.84	12.25
Weighted average shares outstanding - basic	11,644,061	11,607,543	10,634,805	11,625,903	10,554,916
Weighted average shares outstanding - diluted	13,155,302	13,177,281	11,502,148	13,139,612	10,941,671

Performance Ratios:
Return on average assets - continuing operations [1]	3.27%	0.73%	0.70%	2.02%	0.69%
Return on average assets - discontinued operations [1]	0.10%	—%	—%	0.05%	—%
Return on average assets [1]	3.37%	0.73%	0.70%	2.07%	0.69%
Return on average equity - continuing operations [1]	31.30%	7.18%	7.40%	19.66%	7.17%
Return on average equity - discontinued operations [1]	0.93%	—%	—%	0.48%	—%
Return on average equity [1]	32.23%	7.18%	7.40%	20.14%	7.17%
Net interest margin [2]	3.46%	3.45%	3.38%	3.46%	3.34%
Efficiency ratio [3]	49.83%	81.14%	82.09%	61.02%	81.88%
Overhead ratio 1 4	4.47%	4.19%	4.76%	4.33%	4.59%
Equity to assets	10.95%	10.11%	9.84%	10.95%	9.84%

Asset Quality Data and Ratios:
Charge-offs	$676	$—	$29	$676	$385
Recoveries	2	3	8	5	79
Net loan charge-offs to total loans [1] [5]	0.20%	—%	0.01%	0.10%	0.05%
Allowance for loan losses	$11,168	$11,242	$10,651	$11,168	$10,651
Allowance for loan losses to total loans [6]	0.84%	0.84%	0.88%	0.84%	0.88%
Nonperforming loans	$6,768	$7,075	$9,419	$6,768	$9,419
Nonperforming loans to total loans	0.51%	0.53%	0.78%	0.51%	0.78%

Mortgage Data:
Locked pipeline	$243,884	$186,747	$208,880	$243,884	$208,880
Sold loan volume	$397,597	$251,563	$354,453	$649,160	$610,740
Sold loan refinance volume	$106,292	$81,661	$82,907	$187,953	$179,837

1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale

Exhibit 99.1
Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands)

	Quarterly
	2019	2019	2018
	Second Quarter	First Quarter	Second Quarter
Goodwill	$18,480	$18,480	$18,480
Core deposit intangibles	504	527	598
Total intangibles	18,984	19,007	19,078

Total equity	200,677	180,872	165,795
Less: Preferred equity	(7,834)	(7,834)	(7,834)
Less: Total intangibles	(18,984)	(19,007)	(19,078)
Tangible common equity	173,859	154,031	138,883

Tangible common equity	173,859	154,031	138,883
Common shares outstanding (000s)	11,713	11,615	11,338
Tangible book value per common share	$14.84	$13.26	$12.25